As filed with the Securities and Exchange Commission on September 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION
(Exact name of registrant as specified in its charter)

Canada	2833	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Corporate Secretary
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington DC 20005
(202) 572-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christelle Gedeon Sam Carsley Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Yariv Katz Keith Pisani Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Jonathan Sherman Tayyaba Khan Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre — North Tower, 40 Temperance St. Toronto, ON M5H 0B4 Canada (416) 869-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 20, 2023.
Prospectus
45,858,936 Common Shares

This prospectus relates to the offer and sale from time to time of up to 45,858,936 of our common shares by the selling securityholders listed in the section of this prospectus entitled “Selling Securityholders” (the “Selling Securityholders”), which is comprised of: (i) 22,929,468 common shares and (ii) 22,929,468 common shares underlying our warrants held by the Selling Securityholders (such common shares collectively, the “Shares”). Our common shares (“Common Shares”) and warrants were issued to the Selling Securityholders pursuant to a private placement of our units (the “Units”) on September 19, 2023 (the “Private Placement”). Each Unit consists of one Common Share and one warrant exercisable for one common share.
Our registration for resale of the Shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Shares. The Selling Securityholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 11 of this prospectus. We will not receive any of the proceeds from the resale of Shares sold by the Selling Securityholders.
You should read this prospectus carefully before you invest in our Common Shares.

Investing in our Common Shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” beginning on page 29 of our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), which is incorporated by reference in this prospectus, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulators, and which we incorporate into this prospectus by reference. See also “Risk Factors” beginning on page 6 of this prospectus.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On September 19, 2023, the closing price of our Common Shares on the Nasdaq Global Select Market was US$1.03 per share.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references in this prospectus to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
You should carefully read this prospectus and any prospectus supplement or free writing prospectus that we may authorize for use, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information with respect to us and the Common Shares.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making offers to sell the Common Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and any prospectus supplement or free writing prospectus that we may authorize for use is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 22, 2023;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023; and

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Our Current Reports on Form 8-K, filed with the SEC on April 6, 2023, April 14, 2023, May 10, 2023, May 22, 2023, June 2, 2023, June 27, 2023, July 3, 2023 (excluding information under Item 7.01), July 14, 2023 (accepted 06:30:18), July 14, 2023 (accepted 16:59:00) (excluding information under Item 7.01), August 17, 2023 (excluding information under Item 7.01), August 30, 2023, September 1, 2023, September 14, 2023 (excluding information under Item 7.01) and September 18, 2023.

If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements” in the most recent Annual Report on Form 10-K of the Company.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

THE COMPANY
We are a world-leading cannabis and consumer packaged goods (“CPG”) company which produces, distributes, and sells a diverse range of cannabis, hemp, and CPG products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our other product offerings, which are sold by our subsidiaries in jurisdictions where it is permissible to do so, include (i) Storz & Bickel vaporizers; and (ii) This Works Products Ltd. beauty, skincare, wellness and sleep products. Our core operations are in Canada, the United States and Germany.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Our Common Shares are listed for trading on the TSX under the symbol “WEED” and the Nasdaq Global Select Market under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING
Issuer
Canopy Growth Corporation
Common Shares Offered by the Selling Securityholders
45,858,936

Use of Proceeds
We will not receive any proceeds from the sale of Shares by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the warrants held by the Selling Securityholders which, if such warrants are exercised in full for cash, would be approximately US$31 million. Proceeds, if any, received from the exercise of any such warrants will be used for general corporate purposes. No assurances can be given that any such warrants will be exercised.
Market for Common Shares
Our Common Shares are listed on the TSX under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.”
Risk Factors
Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Common Shares.

RISK FACTORS
Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under “Item 1A Risk Factors” in our Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Shares being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the sections titled “Special Note Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Shares by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the warrants held by the Selling Securityholders which, if such warrants are exercised in full for cash, would be approximately US$31 million. Proceeds, if any, received from the exercise of any such warrants will be used for general corporate purposes. No assurances can be given that any such warrants will be exercised.
The Selling Securityholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus.

DESCRIPTION OF COMMON SHARES
General
The following description of our Common Shares is a summary and does not purport to be complete. It is based on and qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”) and our by-laws, as amended (the “By-laws”), each of which are incorporated by reference as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our By-laws for additional information.
Common Shares
Authorized Capital Shares:   Our authorized capital shares consists of an unlimited number of Common Shares. As of September 19, 2023, there were an aggregate of 755,662,694 Common Shares issued and outstanding. The primary trading markets of exchange for our Common Shares are the Nasdaq Global Select Market and the TSX, under the trading symbols “CGC” and “WEED,” respectively.
Voting Rights:   Holders of our Common Shares are entitled to receive notice of and to attend all meetings of shareholders to be convened by Canopy Growth. Each holder of our Common Shares is entitled to one vote per Common Share held on all matters voted on by the shareholders, either in person or by proxy. At any meeting of shareholders, every matter brought before such meeting shall, unless otherwise required by our Articles of Incorporation, By-laws or by applicable law, be determined by the affirmative vote of the majority of the votes cast on the matter. Our Common Shares do not have cumulative voting rights.
Dividends and Liquidation Rights:   Holders of Common Shares are entitled to receive dividends, if any, as may be declared by our board of directors in its discretion, out of funds legally available for the payment of dividends. Holders of Common Shares are entitled to share ratably in all assets of Canopy Growth legally available for distribution to holders of Common Shares in the event of liquidation, dissolution or winding-up of Canopy Growth, whether voluntary or involuntary.
Other Rights and Preferences:   There are no sinking fund, preemptive, conversion, redemption or exchange rights attached to our Common Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Common Shares is Odyssey Trust Company. The transfer agent and registrar’s address is United Kingdom Building, 350 – 409 Granville Street, Vancouver BC V6C 1T2, and its telephone number is (888) 290-1175.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the selling securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholders as a gift, pledge or other non-sale related transfer.
On September 18, 2023, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with the Selling Securityholders. Pursuant to the Subscription Agreements, the Company issued to the Selling Securityholders 22,929,468 Units for aggregate gross proceeds of approximately $25,000,000 on September 19, 2023. In addition, the Company granted the Selling Securityholders an over-allotment option (the “Over-Allotment Option”) to purchase up to an additional 22,929,468 Units for aggregate proceeds of up to approximately $25,000,000, which may be exercised at the Selling Securityholders’ option within 45 days of the date of the Subscription Agreement. The purchase price per Unit was $1.09.
We have prepared this prospectus to allow the Selling Securityholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 45,858,936 Shares. On September 19, 2023, in connection with the Private Placement, we entered into a registration rights agreement with the Selling Stockholders, pursuant to which we agreed to register the Shares. The Units, including the Common Shares and warrants underlying the Units, were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of Common Shares that will be held by the Selling Securityholders after any sales of Shares are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Shares.
Unless otherwise indicated in the footnotes to the table below, the Selling Securityholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Common Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Securityholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.
Under the terms of the warrants, a Selling Securityholder may not exercise the warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such warrants which have not been exercised; provided that Selling Securityholder may, upon notice, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of our then outstanding Common Shares following such exercise. The number of Shares in the second and fourth columns do not reflect this limitation. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

The following table sets forth information with respect to the beneficial ownership of our Common Shares held, as of September 19, 2023, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to Common Shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the Common Shares beneficially owned by the Selling Securityholders as a percentage of the total number of Common Shares outstanding as of September 19, 2023. As of such date, 755,662,694 Common Shares were outstanding.
	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage		Number(3)	Percentage
Nomis Bay Ltd(3)	27,515,362	3.58%	27,515,362	0	*
BPY Limited(4)	18,343,574	2.40%	18,343,574	0	*

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of September 19, 2023) are deemed outstanding. Common Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the Selling Securityholders dispose of all of the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional Common Shares. The registration of these Common Shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the Common Shares covered by this prospectus.

(3)
Consists of 13,757,681 Common Shares and 13,757,681 Common Shares that could be acquired upon the exercise of warrants within 60 days of September 19, 2023. Does not include an aggregate of 27,515,362 Common Shares and Common Shares underlying warrants that could be acquired by the Selling Securityholder within sixty days of September 19, 2023 pursuant to the Over-Allotment Option. Marc Bistricer, Sub-advisor to Nomis Bay Ltd. and CEO of Murchinson Ltd, advisor to Nomis Bay Ltd., has the power and authority to vote and dispose of the securities held of record by Nomis Bay Ltd. Mr. Bistricer disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)
Consists of 9,171,787 Common Shares and 9,171,787 Common Shares that could be acquired upon the exercise of warrants within 60 days of September 19, 2023. Does not include an aggregate of 18,343,574 Common Shares and Common Shares underlying warrants that could be acquired by the Selling Securityholder within sixty days of September 19, 2023 pursuant to the Over-Allotment Option. Marc Bistricer, Sub-advisor to BPY Limited and CEO of Murchinson Ltd, advisor to BPY Limited, has the power and authority to vote and dispose of the securities held of record by BPY Limited. Mr. Bistricer disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.
Each Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholders may use one or more of the following methods when disposing of the Shares or interests therein:
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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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in short sales;

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through the distribution of the Shares by such Selling Securityholder to its partners, members or stockholders;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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in sales pursuant to Rule 144 under the Securities Act;

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whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

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in a combination of any such methods of sale; and

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in any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in -kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
If any Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The Selling Securityholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.
Each Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Securityholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The aggregate proceeds to the Selling Securityholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Shares registered hereunder.
The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.
We will pay all expenses of the registration of the Shares pursuant to the Subscription Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and, except as noted above, any legal fees and expenses of counsel to the Selling Securityholders. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus.
Once sold hereunder, the Shares will be freely tradable in the hands of persons, other than our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of the Company
The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Common Shares as of September 19, 2023 for:
•
all persons known by us to own beneficially more than 5% of our issued and outstanding Common Shares;

•
each of our “named executive officers” as such term is defined under the rules of the SEC;

•
each of our directors; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Common Shares beneficially owned by them, subject to applicable community property laws.
Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Class(2)
Greater than 5% Shareholders
CBI Group (as defined below)	311,244,711(3)	34.8%
Directors and Named Executive Officers
Judy A. Schmeling	338,576(4)	*
Robert L. Hanson	3,367(5)	*
David Klein	1,860,510(6)	*
David Lazzarato	179,100(7)	*
Garth Hankinson	—	—
James A. Sabia	1,500(8)	*
Theresa Yanofsky	183,371(9)	*
Judy Hong	165,000(10)	*
Christelle Gedeon	87,387(11)	*
Current Directors and Executive Officers as a Group (9 persons)	2,818,811	*

*
Less than 1%.

(1)
Except as otherwise indicated, the address for each shareholder listed is c/o Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

(2)
The percentages above are based on 755,662,694 Common Shares outstanding as of September 19, 2023. In accordance with the rules of the SEC, Common Shares that may be issued upon the exercise of or vesting of derivative securities (such as a stock options or of restricted stock units) within 60 days of September 19, 2023 are deemed to be beneficially owned by the person holding such stock options or restricted stock units and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)
Consists of 66,999,258 Common Shares held by Greenstar Canada Investment Limited Partnership (“Greenstar”), 104,500,000 Common Shares held by CBG Holdings LLC (“CBG”) and 139,745,453 Share purchase warrants held by CBG that are exercisable within 60 days of September 19, 2023. According to the Schedule 13D/A (Amendment No. 11) (“13D/A#11”) filed with the SEC on April 17, 2023 by CBG, Greenstar II LLC (“GII”), Greenstar II Holdings LLC (“GIIH”), Greenstar, Greenstar Canada Investment Corporation (“GCIC”), Constellation Brands Canada Holdings ULC (“CBCH ULC”), Constellation Capital LLC (“CC LLC”), Constellation International Holdings Limited (“CIHL”) and Constellation Brands, Inc. (“CBI”), each of Greenstar, GCIC, CBCH ULC, CC LLC and CIHL has shared voting and dispositive power over 66,999,258 Common Shares and CBI has shared voting and dispositive power over 311,244,711 Common Shares. Pursuant to that certain consent agreement, dated October 24, 2022, by and among CBG, Greenstar and Canopy Growth, CBG is expected to surrender for cancellation the warrants held by CBG to purchase 139,745,453 Common Shares. Other than information relating to the percentage of beneficial ownership of CBI and its affiliates (collectively, the “CBI Group”), the foregoing information is based solely on the information provided in 13D/A#11. This beneficial owner’s address is 207 High Point Drive, Victor, New York 14564.
(4)
Consists of 238,130 Common Shares held directly by Ms. Schmeling and 100,446 RSUs that will vest within 60 days of September 19, 2023.

(5)
Consists of Common Shares held directly by Mr. Hanson.

(6)
Consists of 172,656 Common Shares held directly by Mr. Klein and 1,687,854 options that could be exercised within 60 days of September 19, 2023.

(7)
Consists of 112,135 Common Shares held directly by Mr. Lazzarato and 66,965 RSUs that will vest within 60 days of September 19, 2023.

(8)
Consists of 1,500 Common Shares held jointly with Mr. Sabia’s spouse in the James A. Sabia and Brooke M. Sabia Trust.

(9)
Consists of 116,406 Common Shares held directly by Ms. Yanofsky and 66,965 RSUs that will vest within 60 days of September 19, 2023.

(10)
Consists of 2,992 Common Shares held directly by Ms. Hong and 162,008 options that could be exercised within 60 days of September 19, 2023.

(11)
Consists of options that could be exercised within 60 days of September 19, 2023 by Dr. Gedeon.

LEGAL MATTERS
The validity of the Common Shares offered hereby and certain other Canadian legal matters related to the Common Shares being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2023 and 2022, and for each of the years in the three-year period ended March 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm (“KPMG”), incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The audit report on the effectiveness of internal control over financial reporting as of March 31, 2023, expresses an opinion that Company did not maintain effective internal control over financial reporting as of March 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses have been identified and included in management’s assessment:
•
An ineffective control environment, resulting from a lack of the required number of trained operational and IT personnel with the appropriate skills and knowledge and with appropriate assigned authorities, responsibilities and accountability related to the design, implementation and operating effectiveness of internal control over financial reporting. The control environment material weakness contributed to the following material weaknesses:

•
The accounting for sales recorded by the BioSteel segment, which resulted in material misstatements relating to revenue and trade receivables, particularly with respect to the timing and amount of revenue recognition. Specifically, the Company did not design and maintain effective controls to sufficiently assess the timing, amount and appropriateness of revenue recognition. This included a lack of segregation of duties in the review of customer orders, inadequate controls over the review and approval of sales returns, and inadequate controls relating to revenue recognition policies and procedures. This also contributed to the failure to impair goodwill related to the BioSteel reporting unit on a timely basis as changes in the performance of BioSteel were not identified in a timely manner, and the failure to accurately record the redeemable noncontrolling interest.

•
IT general controls deficiencies that aggregated to a material weakness. These deficiencies specifically related to: (i) logical access management, including untimely periodic access review, access provisioning and modification, removal of user access and change management controls with respect to a payroll system implemented during the year; and (ii) untimely and inconsistent monitoring and oversight of third-party service organizations. Although the Company identified no instances of any adverse effects due to these deficiencies, business processes that depend on the affected information systems or that depend on data from the affected information systems, could be adversely impacted.

The audit report on the effectiveness of internal control over financial reporting as of March 31, 2023, also contains an explanatory paragraph that states that the Company excluded the operations of a certain manufacturing facility (“Acquired Operations”) from its assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2023. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the effectiveness of internal control over financial reporting of the Acquired Operations.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following is a statement of the expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Shares registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.
SEC Registration Fee	$5,887.52
Accounting Fees and Expenses	$20,000.00
Legal Fees and Expenses	$75,000.00
Printing Fees	$10,000.00
Transfer Agent Fees and Expenses	$500.00
Miscellaneous	$5,000.00
Total	$116,387.52

Item 14.
Indemnification of Directors and Officers.

Under the CBCA, the Company may indemnify a present or former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Company as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Company may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.
The By-laws of the Company provide that, subject to the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The By-laws of the Company further obligate the Company to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the Indemnity Conditions.
The By-laws of the Company provide that the Company may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Company or an individual acting in a similar capacity of the Company or of another body corporate where he or she acts or acted in that capacity at the Company’s request, as the Board may from time to time determine. The Company has purchased third party director and officer liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the By-laws of the Company and the CBCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 17 for the undertakings of the Company with respect to indemnification for liabilities arising under the Securities Act.
Item 15.
Recent Sales of Unregistered Securities.

Since September 20, 2020, the Company has issued the following securities that were not registered under the Securities Act:
•
On September 18, 2023, the Company entered into the Subscription Agreements with the Selling Securityholders pursuant to which the Company agreed sell to the Selling Securityholders up to an aggregate of approximately $50,000,000 of securities of the Company in a private placement of Units. Each Unit consists of one Common Share and one warrant exercisable for one Common Share. Pursuant to the Subscription Agreements, the Company agreed to issue to the Selling Securityholders 22,929,468 Units for aggregate gross proceeds of approximately $25,000,000. In addition, the Company granted the Selling Securityholders the Over-Allotment Option to purchase up to an additional 22,929,468 Units for aggregate proceeds of up to approximately $25,000,000, which may be exercised at the option of the Selling Securityholders within 45 days of the date of the Subscription Agreement. The purchase price per Unit was $1.09. The Units were issued to the Investors in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On August 29, 2023, the Company issued 15,206,046 Common Shares to Les Serres Stéphane Bertrand Inc. (“LSB”) pursuant to the amended and restated share purchase agreement, dated as of August 29, 2023, by and among the Company, LSB and Les Serres Vert Cannabis Inc. The Common Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On July 13, 2023, the Company entered into separate, privately negotiated redemption agreements (collectively, the “Redemption Agreements”) with certain holders (the “July 2023 Noteholders”) of the Company’s 4.25% senior notes due 2023 (the “Notes”) to redeem (collectively, the “Redemptions”) C$192,511,000 aggregate principal amount of Notes for consideration consisting of: (i) cash, including accrued and unpaid interest owing under such Notes, (ii) an aggregate 90,430,920 Common Shares (the “Redemption Shares”) at a deemed price of $0.57 per Redemption Share; and (iii) C$40,380,000 aggregate principal amount of unsecured non-interest bearing convertible debentures (the “Redemption Debentures”), which are convertible into Common Shares at a conversion price of $0.55 per Redemption Debenture. In connection with the Redemptions, an aggregate of 90,196,657 Redemption Shares were issued to the July 2023 Noteholders on July 14, 2023 and an aggregate of 234,263 Redemption Shares were issued on July 17, 2023 in partial satisfaction of the purchase price payable to the July 2023 Noteholders in accordance with the Redemption Agreements. The Redemptions were conducted as private placements, and the Redemption Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On June 29, 2023, the Company entered into separate, privately negotiated exchange agreements with a limited number of holders (the “June 2023 Noteholders”) of the Company’s 4.25% senior notes due 2023 (the “Notes”) to exchange (collectively, the “June 2023 Exchanges”) C$12.5 million principal amount of Notes for consideration consisting of cash, including accrued and unpaid interest owing under such Notes, and a number of Common Shares equal to the aggregate principal amount of such Notes, divided by C$0.5135, which is 80% of the volume-weighted average trading price of the Common Shares during the five trading days ending on June 29, 2023. On June 30, 2023, an aggregate of 24,342,740 Common Shares were issued to the June 2023 Noteholders in the June 2023 Exchanges.

The June 2023 Exchanges were conducted as private placements, and the Common Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
•
On December 9, 2022, the Company issued an aggregate of 8,692,128 Common Shares to certain shareholders (the “BioSteel Shareholders”) of BioSteel Sports Nutrition Inc. (“BioSteel”) in connection with certain call rights granted to the Company pursuant to the Unanimous Shareholders’ Agreement, dated as of October 1, 2019, by and among the Company, BioSteel and the BioSteel Shareholders party thereto, as amended, in exchange for the acquisition of approximately 12% of the outstanding shares of BioSteel. The Common Shares were issued to the BioSteel Shareholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On November 4, 2022, the Company, on behalf of Canopy USA, LLC (“Canopy USA”), issued 5,648,927 Common Shares to certain members of High Street Capital Partners, LLC (“HSCP”) as the first installment under the Third Amendment to Tax Receivable Agreement, dated October 24, 2022, by and among the Company, Canopy USA, Acreage Holdings America, Inc., HSCP and certain members of HSCP (the “TRA Amendment”); and on March 17, 2023, the Company, on behalf of Canopy USA, issued 7,102,081 Common Shares to certain members of HSCP as the second installment under the TRA Amendment, as consideration for the assignment of such holders’ rights under HSCP’s amended tax receivable agreement to Canopy USA. In addition, the Company, on behalf of Canopy USA, also agreed to issue Common Shares with a value of approximately US$19.6 million to certain eligible participants pursuant to HSCP’s existing tax receivable bonus plans to be issued immediately prior to completion of the court-approved plan of arrangement whereby Canopy USA will acquire all of the issued and outstanding Class D subordinate voting shares of Acreage Holdings Inc. The Common Shares were issued and will be issued to the holders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On or about June 29, 2022, the Company entered into separate, privately negotiated exchange agreements with a limited number of holders (the “June 2022 Noteholders”) of the Notes to exchange (collectively, the “June 2022 Exchanges”) approximately C$262.6 million principal amount of Notes for consideration consisting of an aggregate of approximately C$5.4 million in cash for accrued and unpaid interest owing under such Notes and a number of Common Shares to be determined over a ten consecutive trading day period beginning on, and including, June 30, 2022. Between June 30, 2022 and July 6, 2022, an aggregate of 35,662,420 Common Shares were issued to certain June 2022 Noteholders in the June 2022 Exchanges. On July 18, 2022, an aggregate of 41,141,992 additional Common Shares were issued to the June 2022 Noteholders in the June 2022 Exchanges. The June 2022 Exchanges were conducted as private placements, and the Common Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On May 17, 2022 and May 25, 2022, the Company issued an aggregate of 8,426,539 Common Shares pursuant to (i) the Option Agreement, dated as of May 17, 2022, by and among the Company, Canopy Oak LLC (“Canopy Oak”), Lemurian, Inc. (“Lemurian”) and the other parties thereto and (ii) the Option Agreement, dated as of May 17, 2022, by and among Canopy Oak and the other parties thereto, pursuant to which Canopy USA has the right, upon federal permissibility of THC in the United States, to acquire up to 100% of the outstanding capital stock of Lemurian. In addition, upon exercise of the rights to acquire up to 100% of the equity interests in Lemurian, the Company agreed to make an additional payment to be satisfied through a combination of cash and Common Shares. The Common Shares were issued and will be issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

•
On June 22, 2021, the Company completed a plan of arrangement (the “Supreme Arrangement”) with The Supreme Cannabis Company, Inc. (“Supreme Cannabis”) pursuant to which the Company acquired 100% of the issued and outstanding common shares of Supreme Cannabis (the “Supreme Shares”). Pursuant to the Supreme Arrangement, the Company issued 9,013,400 common shares and made a cash payment of approximately C$84,096.89 to former Supreme Cannabis shareholders in consideration for their Supreme Shares. The Company also assumed the obligation to issue 1,265,742 Common Shares upon the exercise of outstanding warrants of Supreme Cannabis and issued 140,159 replacement options. No underwriters were involved in the foregoing issuance. The Common Shares issued to former Supreme Cannabis shareholders for the Supreme Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 3(a)(10) under the Securities Act.
•
On February 23, 2021, the Company completed a plan of arrangement (the “Riv Capital Arrangement”) involving, among others, RIV Capital Inc. (“RIV Capital”) and its wholly-owned subsidiary RIV Capital Corporation (“RCC”) pursuant to which the Company acquired various assets from RCC in exchange for a cash payment to RCC of approximately C$115 million; and the issuance of 3,647,902 Common Shares to RCC. In addition, the Company surrendered 36,468,318 Class B multiple voting shares in the capital of RIV Capital and 15,223,938 Class A subordinate voting shares in the capital of RIV Capital. The Common Shares issued to RCC were issued in in a transaction not subject to the Securities Act.

Item 16.
Exhibits and Financial Statement Schedules.

(a)   Index of Exhibits.
Exhibit Number	Description
2.1‡
Arrangement Agreement, dated as of April 18, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.2
First Amendment to Arrangement Agreement, dated as of May 15, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.3
Proposal Agreement, dated as of June 24, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2020).

2.4‡
Second Amendment to the Arrangement Agreement, dated as of September 23, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 23, 2020).

2.5
Floating Share Arrangement Agreement, dated October 24, 2022, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

2.6
First Amendment to Arrangement Agreement, dated March 17, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Acreage Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 21, 2023).

2.7
Second Amendment to Arrangement Agreement, dated May 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 2, 2023).

2.8
Third Amendment to Arrangement Agreement, dated August 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 1, 2023).

3.1
Certificate of Incorporation and Articles of Amendment of Canopy Growth Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

3.2
Bylaws of Canopy Growth Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021).

Exhibit Number	Description
4.1
Form of Canopy Growth Corporation Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.2
Indenture, dated as of June 20, 2018, by and among Canopy Growth Corporation, Glas Trust Company LLC and Computershare Trust Company of Canada (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K, filed with the SEC on June 26, 2018).

4.3
Second Supplemental Indenture, dated as of June 29, 2022, by and among Canopy Growth Corporation, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 5, 2022).

4.4
Tranche A Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.5
Tranche B Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.6
Tranche C Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.7
Indenture, dated February 21, 2023, between Canopy Growth Corporation and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 21, 2023).

4.8	Promissory Note, dated April 14, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2023).
4.9	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 18, 2023).
5.1*	Opinion of Cassels Brock & Blackwell LLP.
10.1†
Form of Director and Officer Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 31, 2022).

10.2†
Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 31, 2022).

10.3†	Form of Option Grant Agreement (U.S. and Canadian Employees) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.4†
Form of Restricted Stock Unit Grant Agreement (U.S. Employees) (For Settlement in Common Shares Only) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).

10.5†
Form of Restricted Stock Unit Grant Agreement (For Non-U.S. Employees) (For Settlement in Common Shares Only) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).

10.6†
Form of Performance Stock Unit Grant Agreement (U.S. Employees) (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021).

10.7†
Form of Performance Stock Unit Grant Agreement (Canadian Employees) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021).

Exhibit Number	Description
10.8†
Canopy Growth Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021).

10.9	Non-Employee Director Compensation Table (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 22, 2023).
10.10‡
Subscription Agreement dated as of October 27, 2017 by and between Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

10.11
Subscription Agreement dated as of August 14, 2018 by and between CBG Holdings LLC and Canopy Growth Corporation (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

10.12
Second Amended and Restated Investor Rights Agreement, dated as of April 18, 2019, by and among CBG Holdings LLC, Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

10.13
Consent Agreement, dated as of April 18, 2019, by and between Canopy Growth Corporation and CBG Holdings LLC (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

10.14
Consent Agreement, dated as of June 24, 2020, by and between Canopy Growth Corporation and CBG Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2020).

10.15†
Executive Employment Agreement, dated as of December 8, 2019, by and between Canopy Growth Corporation and David Klein (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

10.16†
Amendment to Executive Employment Agreement of David Klein, dated June 8, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).

10.17†
Amendment to Executive Employment Agreement of David Klein, dated June 14, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 17, 2022).

10.18‡
Debenture, dated as of September 23, 2020, issued by Universal Hemp, LLC to 11065220 Canada Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 23, 2020).

10.19‡
Credit Agreement, dated as of March 18, 2021, among Canopy Growth Corporation and 11065220 Canada Inc., as borrowers, the lenders party thereto and Wilmington Trust, National Association, as administrative and collateral agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 18, 2021).

10.20‡
Amendment No. 1 to Credit Agreement, dated as of October 24, 2022, among Canopy Growth Corporation, 11065220 Canada Inc., the lenders party thereto and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

10.21†
Service Delivery Agreement, dated as of October 5, 2020, by and among Canopy Growth USA LLC, Brand House Group, N.A. Corporation and Julious Grant (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on June 1, 2021).

Exhibit Number	Description
10.22†
Amendment to Service Delivery Agreement, by and among Canopy Growth USA LLC, Brand House Group, N.A. Corporation and Julious Grant, dated June 8, 2021 (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021).

10.23†
Amendment to Service Delivery Agreement, by and among Canopy Growth USA LLC, Brand House Group, N.A. Corporation and Julious Grant, dated June 14, 2022 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 17, 2022).

10.24†
Employment Agreement, effective as of March 29, 2022, between Canopy Growth Corporation and Judy Hong (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 31, 2022).

10.31
Consent Agreement, dated October 24, 2022, by and among CBG Holdings LLC, Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

10.32
Voting Support Agreement, dated October 24, 2022, by and among CBG Holdings LLC, Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

10.33
Letter Agreement, dated October 24, 2022, by and among 11065220 Canada Inc., AFC Gamma Inc., Viridescent Realty Trust, Inc. and AFC Institutional Fund LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

10.34
Amended and Restated Protection Agreement, dated as of May 19, 2023, by and among Canopy USA, LLC, 11065220 Canada Inc. and Canopy Growth Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023).

10.35
Amended and Restated Limited Liability Company Agreement of Canopy USA, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023).

10.36
Subscription Agreement, dated February 21, 2023, between Canopy Growth Corporation and Verition Canada Master Fund  Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 21, 2023).

10.37
Exchange Agreement, dated as of April 13, 2023, by and between Canopy Growth Corporation and Greenstar Canada Investment Limited Partnership (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2023).

10.38
Form of Exchange Agreement dated June 29, 2023, by and between Canopy Growth Corporation and the investor signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 3, 2023).

10.39
Form of Redemption Agreement dated July 13, 2023, by and between Canopy Growth Corporation and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2023).

10.40
Indenture, dated July 14, 2023, between the Canopy Growth Corporation and Odyssey Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2023).

10.41‡
Amendment No. 2 to Credit Agreement, dated as of July 13, 2023, between Canopy Growth Corporation, 11065220 Canada Inc., the lenders party thereto and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2023).

Exhibit Number	Description
10.42
Voting Support Agreement, dated July 13, 2023, between Canopy Growth Corporation, Greenstar Canada Investment Limited Partnership and CBG Holdings LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2023).

10.43‡
Share Purchase Agreement, dated May 19, 2023, by and among Canopy USA, LLC and Huneeus 2017 Irrevocable Trust (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023).

10.44	Form of Subscription Agreement, dated September 18, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 18, 2023).
10.45
Form of Registration Rights Agreement, between the Company and the investors party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 18, 2023).

16.1
Letter from KPMG LLP, dated June 27, 2023, to the SEC regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 27, 2023).

21.1
List of Subsidiaries of Canopy Growth Corporation (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 22, 2023).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).
24.1*	Powers of Attorney (included on the signature page to this registration statement).
107*	Filing Fee Table.

†
This document has been identified as a management contract or compensatory plan or arrangement.

*
Filed herewith.

‡
Portions of this exhibit are redacted pursuant to Item 601 of Regulation S-K.

Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 20th day of September, 2023.
CANOPY GROWTH CORPORATION
By:
/s/ David Klein

Name: David Klein
Title: Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints David Klein and Judy Hong, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David Klein David Klein	Chief Executive Officer, Director (Principal Executive Officer)	September 20, 2023
/s/ Judy Hong Judy Hong	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2023
/s/ Judy A. Schmeling Judy A. Schmeling	Director, Chair of the Board	September 20, 2023
/s/ Garth Hankinson Garth Hankinson	Director	September 20, 2023
/s/ Robert L. Hanson Robert L. Hanson	Director	September 20, 2023
/s/ Jim Sabia Jim Sabia	Director	September 20, 2023
/s/ Theresa Yanofsky Theresa Yanofsky	Director	September 20, 2023
/s/ David Lazzarato David Lazzarato	Director	September 20, 2023

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 20th day of September, 2023.
By:
/s/ Judy Hong

Name: Judy Hong
Title: Chief Financial Officer
Canopy Growth Corporation — Authorized
Representative in the United States